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Annual Certification Regarding Compliance with Applicable Servicing
Criteria
1. EMC Mortgage Corporation ("EMC") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period beginning January 1, 2007 and ending December 31, 2007 (the "Reporting Period"), as set forth in
Appendix A hereto. The transactions covered by this report include asset-backed securities transactions for which EMC acted as a servicer involving first and second lien, prime and sub-prime residential mortgage loans that were closed on or after January 1, 2006 and that were registered with the
Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Platform");
2. Except as set forth in paragraph 3 below, EMC used the criteria set forth in paragraph (d) of Item 1122 of
Regulation AB to assess the compliance with the applicable servicing criteria;
3. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to EMC based on the activities it performs directly, with respect to the Platform as
*the existing transaction agreements related to the primary servicing of asset-backed securities do not contain requirements to maintain a back-up servicer 1122(d)(1)(iii)
*the Securities Administrator or the Trustee file reports with the Commission
1122(d)(3)(i)(C)
*the servicing criteria detailed in 1122(d)(4)(xi), 1122(d)(4)(xii), and 1122(d)(4)(xiii) is performed by vendors for which EMC is not the responsible party
*the existing transaction agreements related to the primary servicing of asset-backed securities do not contain provisions for the existence or maintenance of external enhancement or other support. 1122(d)(4)(xv),
4. EMC has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;
5. Deloitte & Touche LLP, a registered public accounting firm, has issued an attestation report on EMC's assessment of compliance with the applicable servicing criteria for the Reporting Period.
March 14, 2008
EMC Mortgage Corporation
By: /s/ David B. Little /s/ William Glasgow Jr.
David B. Little William Glasgow Jr.
Executive Vice President Executive Vice President
Default Administration Enterprise Operations Services

/s/ Jenna Kemp
Jenna Kemp
Executive Vice President
Investor Administration
Appendix A
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING CRITERIA
Reference
Criteria
Performed
Directly
By
EMC
Performed by
Vendor(s) for
which EMC is
the Responsible
Party
Performed by Sub-
Servicer(s) or
Vendor(s) for which
EMC is NOT the
Responsible Party
NOT performed
by EMC or by
subservicer(s)
or vendor(s)
retained by
EMC
General Servicing Consideration
1122(d)(1)(i)
Polices and procedures are instituted to
monitor any performance or other triggers
and events of default in accordance with the
transaction agreements.
X
1122(d)(1)(ii)
If any material servicing activities are
outsourced to third parties, policies and
procedures are instituted to monitor the third
party's performance and compliance with
such servicing activities.
X
1122(d)(1)(iii)
Any requirements in the transaction
agreements to maintain a back-up servicer
for the mortgage loans are maintained.
X
1
1122(d)(1)(iv)
A fidelity bond and errors and omissions
policy is in effect on the party participating in
the servicing function throughout the
reporting period in the amount of coverage
required by and otherwise in accordance
with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited
into the appropriate custodial bank accounts
and related bank clearing accounts no more
than two business days following receipt, or
such other number of days specified in the
transaction agreements.
X
1122(d)(2)(ii)
Disbursements made via wire transfer on
behalf of an obligor or to an investor are
made only by authorized personnel.
X
1122(d)(2)(iii)
Advances of funds or guarantees regarding
collections, cash flows or distributions, and
any interest or other fees charged for such
advances, are made, reviewed and approved
as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction,
such as cash reserve accounts or accounts
established as a form of overcollateralization.
are separately maintained (e.g. with respect
to commingling of cash) as set forth in the
transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a
federally insured depository institution as set
forth in the transaction agreements. For
purposes of this criterion, "federally insured
depository institutions" with respect to a
foreign financial institution means a foreign
financial that meets the requirements of Rule
13k-1(b)(1) of the Securities Exchange Act.
X
1
Although EMC, as primary servicer, is responsible for maintaining any requirements in the transaction documents to maintain a backup servicer, none of the transaction documents subject to Regulation AB contain provisions for a back-up servicer.
Appendix A (page 2)
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING CRITERIA
Reference
Criteria
Performed
Directly
By
EMC
Performed by
Sub-Servicer(s)
for
which EMC is the
Responsible Party
Performed by
Sub-Servicer(s) or
Vendor(s) for
which EMC is
NOT the
Responsible Party
NOT performed
by EMC or by
subservicer(s)
or vendor(s)
retained by
EMC
Cash Collection and Administration (con't)
1122(d)(2)(vi)
Un-issued checks are safeguarded so as to
prevent unauthorized access.
X
X
2
1122(d)(2)(vii)
Reconciliations are prepared on a monthly.
basis for all asset-backed securities related
bank accounts, including custodial accounts
and related bank clearing accounts. These
reconciliations are (A) mathematically
accurate; (B) prepared within 30 calendar
days after the bank statement cutoff date, or
such other number of days specified in the
transaction agreements; (C) reviewed and
approved by someone other than the person
who prepared the reconciliation; items are
resolved within 90 calendar days of their
original identification, or such other number
of days specified in the transaction
agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be
filed with the Commission, are maintained in
accordance with the transaction agreements
and applicable Commission requirements.
Specifically, such reports (A) are prepared in
accordance with timeframes and other terms
set forth in the transaction agreements;
(B)
provide information calculated in accordance
with the terms specified in the transaction
agreements; (
3
C) are filed with the
Commission as required by its rules and
regulations; and
(D)
agree with investors' or
the trustee's records as to the total unpaid
principal balance and number of mortgage
loans serviced by the Servicer.
X
X
3
1122(d)(3)(ii)
Amounts due to investors are allocated and
remitted in accordance with timeframes,
distribution priority and other terms set forth
in the transaction agreements.
X
1122(d)(3)(iii)
Disbursements made to an investor are
posted within two business days to the
Servicer's investor records, or such other
number of days specified in the transaction
agreements.
X
1122(d)(3)(iv)
Amounts remitted to investors per the
investor reports agree with cancelled checks,
or other form of payment, or custodial bank
statements.
X
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on mortgage loans is
maintained as required by the transaction
agreements or related mortgage loan
documents.
X
2
EMC and its vendors are each responsible for maintaining their own check stock and do so independently.
3
Regarding item (C) of this criterion, EMC, as primary servicer, does not directly file reports with the
Commission. The responsibility lies with the Securities Administrator or the Trustee depending on the specific transaction agreements
Appendix A (page 3)
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING CRITERIA
Reference
Criteria
Performed
Directly
By
EMC
Performed by
Sub-Servicer(s)
for
which EMC is the
Responsible Party
Performed by
Sub-Servicer(s) or
Vendor(s) for
which EMC is
NOT the
Responsible Party
NOT performed
by EMC or by
subservicer(s)
or vendor(s)
retained by
EMC
Pool Asset Administration (con't)
1122(d)(4)(ii)
Mortgage loan and related documents are
safeguarded as required by the transaction
agreements.
X
1122(d)(4)(iii)
Any additions, removals or substitutions to
the asset pool are made, reviewed and
approved in accordance with any conditions
or requirements in the transaction
agreements.
X
Payments on mortgage loans, including any
payoffs, made in accordance with the related
mortgage loan documents are posted to the
X
1122(d)(4)(iv)
Servicer's obligor records maintained no
more than two business days after receipt, or
such other number of days specified in the
transaction agreements, and allocated to
principal, interest or other items (e.g.,
escrow) in accordance with the related
mortgage loan documents.
X
1122(d)(4)(v)
The Servicer's records regarding the
mortgage loans agree with the Servicer's
records with respect to an obligor's unpaid
principal balance.
X
1122(d)(4)(vi)
Changes with respect to the terms or status
of an obligor's mortgage loans (e.g., loan
modifications or re-agings) are made
reviewed and approved by authorized
personnel in accordance with the transaction
agreements and related pool asset
documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g.,
forbearance plans, modifications and deed in
lieu of foreclosure, foreclosures and
repossessions, as applicable) are initiated,
conducted and concluded in accordance with
the timeframes or other requirements
established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are
maintained during the period a mortgage
loan is delinquent in accordance with the
transaction agreements. Such records are
maintained on a least a monthly basis, or
such other period specified in the transaction
agreements, and describe the entity's
activities in monitoring delinquent mortgage
loans including, for example, phone calls,
letters and payment rescheduling plans in
cases where delinquency is deemed
temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)
Adjustments to interest rates or rates of
return for mortgage loans with variable rates
are computed based on the related mortgage
loan documents.
X
Appendix A (page 4)
SERVICING CRITERIA
APPLICABLE
SERVICING CRITERIA
INAPPLICABLE
SERVICING CRITERIA
Reference
Criteria
Performed
Directly
By
EMC
Performed by
Sub-Servicer(s)
for
which EMC is the
Responsible Party
Performed by
Sub-Servicer(s) or
Vendor(s) for
which EM C is
NOT the
Responsible Party
NOT performed
by EMC or by
subservicer(s)
or vendor(s)
retained by
EMC
Pool Asset Administration (con't)
1122(d)(4)(x)
Regarding any funds held in trust for an
obligor (such as escrow accounts): (A) such
funds are analyzed, in accordance with the
obligor's mortgage loan documents, on a
least an annual basis, or such other period
specified n the transaction agreements; (B)
interest on such funds is paid, or credited, to
obligors in accordance with applicable
mortgage Joan documents and state laws;
and (C) such funds are returned to the
obligor within 30 calendar days of full
repayment of the related mortgage loans, or
such other number of days specified in the
transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor
(such as tax or insurance payments) are
made on or before the related penalty or
expiration dates, as indicated on the
appropriate bills or notices for such
payments, provided that such support has
been received by the servicer at least 30
calendar days prior to these dates, or such
other number of days specified in the
transaction agreements.
X
4
1122(d)(4)(xii)
Any late payment penalties in connection
with any payment to be made on behalf of an
obligor are paid from the Servicer's funds
and not charged to the obligor, unless the
late payment was due to the obligor's error
or omission.
X
4
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor
are posted within two business days to the
obligor's records maintained by the Servicer,
or such other numbers of days specified in
the transaction agreements.
X
4
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible
accounts are recognized and recorded in
accordance with the transaction agreements.
X
1122(d)(4)(xv)
Any External enhancement or other support,
identified in Item 1114(a)(1) through (3) or
Item 1115 of Regulation AB, is maintained as
set forth in the transaction agreements.
X
X
4
Payments made on behalf of the obligor (tax and insurance disbursements) are made by EMC's tax and insurance vendors and posted directly to the obligor's records maintained by EMC.